             [MERDINGER, FRUCHTER, ROSEN & CORSO, P.C. LETTERHEAD]






                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Infotopia, Inc. on Form S-8 of our report dated February 20, 2001, appearing in the Annual Report on Form 10-KSB of Infotopia, Inc. We also consent to the reference of our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.


                                   /s/ Merdinger, Fruchter, Rosen & Corso, P.C.

                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants


New York, New York
January 14, 2002